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                                                                         Ex99.1y

                         METROPOLITAN SERIES FUND, INC.

                            ARTICLES OF AMENDMENT FOR
                            CHANGE IN PORTFOLIO NAME

        Metropolitan Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Articles of Incorporation of the Corporation are hereby amended effective January 31, 2005 by changing the designation of certain classes of stock, identified therein, as follows: Original Designation New Designation

          Original Designation                       New Designation
----------------------------------------  --------------------------------------
State Street Aggressive Growth Portfolio  BlackRock Aggressive Growth Portfolio
 State Street Research Aurora Portfolio    BlackRock Strategic Value Portfolio
   State Street Research Bond Income
                Portfolio                    BlackRock Bond Income Portfolio
   State Street Research Diversified
                Portfolio                    BlackRock Diversified Portfolio
State Street Research Investment Trust
                Portfolio                  BlackRock Investment Trust Portfolio
State Street Research Large Cap Growth       BlackRock Legacy Large Cap Growth
                Portfolio                               Portfolio
 State Street Research Large Cap Value
                Portfolio                  BlackRock Large Cap Value Portfolio
   State Street Research Money Market
                Portfolio                    BlackRock Money Market Portfolio

        SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the Corporation's Shareholders.

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        THIRD: The undersigned President of the Corporation acknowledges these
Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on January 28, 2005.

ATTEST:                                      METROPOLITAN SERIES FUND, INC.

     /s/ Thomas M. Lenz                      By:     /s/ Hugh C. McHaffie
     ------------------------                    -------------------------------
     Thomas M. Lenz                              Hugh C. McHaffie
     Secretary                                   President